Exhibit 99.1
NEWS RELEASE
  NEWS RELEASE
FOR RELEASE:IMMEDIATE
GATX CORPORATION REPORTS 2013 FIRST QUARTER RESULTS
CHICAGO, IL, April 25, 2013 – GATX Corporation (NYSE:GMT) reported 2013 first quarter net income of $27.1 million or $0.57 per diluted share, compared to net income of $30.3 million or $0.64 per diluted share in the first quarter of 2012. The first quarter results include the negative impact from Other Items of $1.3 million or $0.03 per diluted share in 2013 and $2.2 million or $0.05 per diluted share in 2012. Details related to the Other Items are provided in the attached Supplemental Information.
Brian A. Kenney, president and chief executive officer of GATX, said, “The North American railcar leasing market remains strong. Our fleet utilization was 97.8% at March 31, and first quarter renewal success was 80.7%, driven by high demand for tank cars. We continue to capitalize on the current market conditions by increasing lease rates and stretching lease terms. GATX's Lease Price Index (“LPI”) was positive 30.8% for the quarter and the average renewal term for cars in the LPI was 65 months. Demand for new tank cars continues at unprecedented levels, and our scheduled deliveries through 2014 have been placed with customers on long-term leases at attractive rates.”
Mr. Kenney added, “In GATX Rail International, our European tank car fleet performed well in a weaker environment and we continue to pursue attractive investment opportunities in the European tank car market.
“American Steamship's operating season began in late March. Consistent with our previous indications, record low water levels on the Great Lakes will negatively impact operating efficiency in 2013. In Portfolio Management, the Rolls-Royce joint ventures continued to perform very well while certain ocean-going marine markets showed modest improvement.
"Remarketing income, which often varies materially from quarter to quarter, was lower in the first quarter of 2013 versus the prior year period. Based on strong demand for our assets and transactions expected to close, remarketing income should increase in future quarters. First quarter investment volume totaled $149.9 million, focused primarily on North American and European rail assets."
Mr. Kenney concluded, “Based on our solid start in the first quarter, our 2013 full-year earnings estimate remains unchanged at $3.10 - $3.20 per diluted share, excluding the impact of Tax Benefits and Other Items.”

RAIL NORTH AMERICA
Rail North America segment profit was $50.3 million in the first quarter of 2013, compared to $50.7 million in the first quarter of 2012. The change in segment profit was driven by lower remarketing activity and increased maintenance expense, substantially offset by higher lease revenues. The increase in maintenance expense is consistent with the company's previously stated expectation and primarily relates to the number of railcars scheduled for regulatory compliance work in 2013.
At March 31, 2013, Rail North America's wholly-owned fleet totaled approximately 110,000 cars. Fleet utilization was 97.8%, compared to 97.9% at year end and 98.5% at March 31, 2012. During the first quarter, the change in the LPI was a positive 30.8%, which compares to a positive 32.3% in the prior quarter and a positive 19.2% in the first quarter of 2012. The average lease renewal term for cars in the LPI was 65 months, which was consistent with the 65 month term in the prior quarter and greater than the 55 months in the first quarter of 2012.
Rail North America investment volume was $85.7 million for the first quarter.
RAIL INTERNATIONAL
Rail International segment profit was $18.6 million in the first quarter of 2013, compared to $7.9 million in the first quarter of 2012. The first quarter results include the pre-tax impact from Other Items of negative $1.4 million in 2013 and $2.5 million in 2012. The increase in segment profit from the prior year was primarily due to higher lease revenue and share of affiliates' earnings.
Within Rail International, the wholly-owned tank car fleet in Europe totaled approximately 22,000 cars and utilization was 95.5%, compared to 95.1% at year end and 96.7% at March 31, 2012. Investment volume during the first quarter at Rail International was $44.3 million, primarily for new tank cars in Europe.
Additional current and historical fleet and operating data as well as macroeconomic data related to Rail North America's and Rail International's business can be found on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (“ASC”) reported segment profit of $0.8 million in the first quarter of 2013 compared to $2.1 million in the first quarter 2012. ASC's operations are limited during the first quarter as the vessels are in winter lay-up from mid-January through late March.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $12.5 million in the first quarter of 2013 compared to $22.0 million in the first quarter of 2012. The decline in segment profit was primarily due to the timing of asset remarketing activity, which is expected to increase in coming quarters.
The Portfolio Management segment currently consists of approximately $766.3 million of owned assets and third-party managed portfolios totaling approximately $140.7 million.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. Controlling one of the largest railcar fleets in the world, GATX has been providing quality railcars and services to its customers for 115 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company's website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2013 first quarter results. Teleconference details are as follows:
Thursday, April 25th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-487-0360
International Dial-In: 1-719-325-4856
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 5519935

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS

Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. These statements refer to information that is not purely historical, such as estimates, projections and statements relating to our business plans, objectives and expected operating results, and the assumptions on which those statements are based. Some of these statements may be identified by words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project” or other similar words. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX's Annual Report on Form 10-K/A for the year ended December 31, 2012 and other filings with the SEC, and that actual results or events may differ materially from the forward-looking statements.
Specific risks and uncertainties that might cause actual results to differ from expectations include, but are not limited to, (1) general economic, market, regulatory and political conditions affecting the rail, marine and other industries served by GATX and its customers; (2) competitive factors in GATX's primary markets, including lease pricing and asset availability; (3) lease rates, utilization levels and operating costs in GATX's primary operating segments; (4) conditions in the capital markets or changes in GATX's credit ratings and financing costs; (5) risks related to GATX's international operations and expansion into new geographic markets; (6) risks related to compliance with, or changes to, laws, rules and regulations applicable to GATX and its rail, marine and other assets; (7) operational disruption and increased costs associated with compliance maintenance programs and other maintenance initiatives; (8) operational and financial risks associated with long-term railcar purchase commitments; (9) changes in loss provision levels within GATX's portfolio; (10) conditions affecting certain assets, customers or regions where GATX has a large investment; (11) impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; (12) opportunities for remarketing income; (13) labor relations with unions representing GATX employees; and (14) the outcome of pending or threatened litigation.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:

Irma Dominguez
Investor Relations Coordinator
GATX Corporation
312-621-8799
ir@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(4/25/2013)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except share data)

	Three Months Ended March 31
	2013	2012
Revenues
Lease revenue	$237.2	$225.5
Marine operating revenue	18.5	17.5
Other revenue	16.6	13.5
Total Revenues	272.3	256.5
Expenses
Maintenance expense	66.7	60.9
Marine operating expense	16.6	13.5
Depreciation expense	57.9	55.7
Operating lease expense	32.3	31.4
Other operating expense	5.3	3.7
Selling, general and administrative expense	42.0	38.1
Total Expenses	220.8	203.3
Other Income (Expense)
Net gain on asset dispositions	16.7	28.0
Interest expense, net	(40.9)	(42.6)
Other expense	(1.1)	(0.6)
Income before Income Taxes and Share of Affiliates’ Earnings	26.2	38.0
Income Taxes	(7.5)	(10.8)
Share of Affiliates’ Earnings (net of tax)	8.4	3.1
Net Income	$27.1	$30.3

Share Data
Basic earnings per share	$0.58	$0.65
Average number of common shares	46.9	46.7
Diluted earnings per share	$0.57	$0.64
Average number of common shares and common share equivalents	47.7	47.5
Dividends declared per common share	$0.31	$0.30

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	March 31 2013	December 31 2012
Assets
Cash and Cash Equivalents	$321.1	$234.2
Restricted Cash	26.9	29.7
Receivables
Rent and other receivables	66.5	88.4
Loans	34.1	27.2
Finance leases	239.5	245.7
Less: allowance for losses	(4.3)	(4.6)
	335.8	356.7

Operating Assets and Facilities	6,918.2	6,855.2
Less: allowance for depreciation	(2,224.7)	(2,200.8)
	4,693.5	4,654.4

Investments in Affiliated Companies	485.5	502.0
Goodwill	89.8	91.7
Other Assets	192.1	186.7
Total Assets	$6,144.7	$6,055.4
Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$151.7	$177.4
Debt
Commercial paper and borrowings under bank credit facilities	120.3	273.6
Recourse	3,483.5	3,152.4
Nonrecourse	127.9	130.6
Capital lease obligations	10.1	11.3
	3,741.8	3,567.9

Deferred Income Taxes	789.3	783.0
Other Liabilities	238.4	282.9
Total Liabilities	4,921.2	4,811.2
Total Shareholders’ Equity	1,223.5	1,244.2
Total Liabilities and Shareholders’ Equity	$6,144.7	$6,055.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2013
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$183.8	$43.0	$1.1	$9.3	$—	$237.2
Marine operating revenue	—	—	12.3	6.2	—	18.5
Other revenue	13.8	2.2	—	0.6	—	16.6
Total Revenues	197.6	45.2	13.4	16.1	—	272.3
Expenses
Maintenance expense	54.6	11.5	0.6	—	—	66.7
Marine operating expense	—	—	9.8	6.8	—	16.6
Depreciation expense	42.3	10.1	—	5.5	—	57.9
Operating lease expense	32.3	—	—	—	—	32.3
Other operating expense	4.0	0.9	—	0.4	—	5.3
Total Expenses	133.2	22.5	10.4	12.7	—	178.8
Other Income (Expense)
Net gain on asset dispositions	10.2	1.2	—	5.3	—	16.7
Interest expense, net	(25.7)	(5.6)	(1.6)	(6.7)	(1.3)	(40.9)
Other income (expense)	(0.8)	0.5	(0.6)	—	(0.2)	(1.1)
Share of affiliates’ earnings (pretax)	2.2	(0.2)	—	10.5	—	12.5
Segment Profit (Loss)	$50.3	$18.6	$0.8	$12.5	$(1.5)	$80.7
Selling, general and administrative expense						42.0
Income taxes ($4.1 million related to affiliates’ earnings)						11.6
Net Income						$27.1
Selected Data:
Investment Volume	$85.7	$44.3	$3.2	$16.0	$0.7	$149.9
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$1.6	$—	$—	$4.2	$—	$5.8
Residual sharing income	2.8	—	—	1.1	—	3.9
Non-remarketing disposition gains (a)	6.5	1.4	—	—	—	7.9
Asset impairment	(0.7)	(0.2)	—	—	—	(0.9)
Total Net Gain on Asset Dispositions	$10.2	$1.2	$—	$5.3	$—	$16.7

(a)	Includes scrapping gains

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2012
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$174.6	$40.0	$1.1	$9.8	$—	$225.5
Marine operating revenue	—	—	10.7	6.8	—	17.5
Other revenue	11.8	0.9	—	0.8	—	13.5
Total Revenues	186.4	40.9	11.8	17.4	—	256.5
Expenses
Maintenance expense	48.0	12.5	0.4	—	—	60.9
Marine operating expense	—	—	7.7	5.8	—	13.5
Depreciation expense	41.7	8.6	—	5.4	—	55.7
Operating lease expense	31.4	—	—	0.1	(0.1)	31.4
Other operating expense	4.4	1.1	(0.2)	(1.6)	—	3.7
Total Expenses	125.5	22.2	7.9	9.7	(0.1)	165.2
Other Income (Expense)
Net gain on asset dispositions	16.0	0.9	—	11.1	—	28.0
Interest expense, net	(25.8)	(6.4)	(1.8)	(7.2)	(1.4)	(42.6)
Other income (expense)	(1.9)	(1.8)	—	2.9	0.2	(0.6)
Share of affiliates’ earnings (pretax)	1.5	(3.5)	—	7.5	—	5.5
Segment Profit (Loss)	$50.7	$7.9	$2.1	$22.0	$(1.1)	$81.6
Selling, general and administrative expense						38.1
Income taxes ($2.4 million related to affiliates’ earnings)						13.2
Net Income						$30.3
Selected Data:
Investment Volume	$98.9	$44.8	$5.9	$3.1	$1.0	$153.7
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$10.4	$—	$—	$7.8	$—	$18.2
Residual sharing income	0.4	—	—	3.0	—	3.4
Non-remarketing disposition gains (a)	5.2	1.2	—	—	—	6.4
Asset impairment	—	(0.3)	—	0.3	—	—
Total Net Gain on Asset Dispositions	$16.0	$0.9	$—	$11.1	$—	$28.0

(a)	Includes scrapping gains

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)
Tax Adjustments and Other Items Impact on Net Income:

	Three Months Ended March 31
	2013	2012
Tax adjustments	$—	$—
Other Items
Interest rate swaps at AAE (a)	(1.3)	(2.2)
Total impact on net income	$(1.3)	$(2.2)
Tax Adjustments and Other Items Impact on Diluted Earnings Per Share:

	Three Months Ended March 31
	2013	2012
Tax adjustments	$—	$—
Other Items
Interest rate swaps at AAE (a)	(0.03)	(0.05)
Total impact on diluted earnings per share	$(0.03)	$(0.05)
_________

(a)	Unrealized losses recognized on certain interest rate swaps at AAE Cargo AG, an affiliate of Rail International.

We highlight these items to allow for a more meaningful comparison of financial performance between years and to provide transparency into the operating results of our business.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013
Assets by Segment (includes off-balance-sheet assets)
Rail North America	$4,315.1	$4,361.1	$4,340.6	$4,427.1	$4,399.3
Rail International	955.5	935.6	984.5	1,070.1	1,076.9
ASC	274.2	324.6	312.7	305.1	291.5
Portfolio Management	808.6	802.5	812.9	789.6	763.5
Other	81.1	79.2	81.9	84.1	82.7
Total Assets, Excluding Cash	$6,434.5	$6,503.0	$6,532.6	$6,676.0	$6,613.9
Capital Structure
Commercial paper and bank credit facilities,
Net of Unrestricted Cash	$35.0	$(127.2)	$(214.5)	$39.4	$(200.8)
On-balance-sheet recourse debt	3,141.4	3,328.2	3,347.4	3,152.4	3,483.5
On-balance-sheet nonrecourse debt	146.3	136.5	133.3	130.6	127.9
Off-balance-sheet recourse debt	646.3	678.9	706.1	730.1	667.2
Off-balance-sheet nonrecourse debt	168.2	163.9	159.7	154.4	150.0
Capital lease obligations	13.2	12.5	11.3	11.3	10.1
Total Borrowings, Net of Unrestricted Cash	$4,150.4	$4,192.8	$4,143.3	$4,218.2	$4,237.9
Total Recourse Debt (a)	$3,835.9	$3,892.4	$3,850.3	$3,933.2	$3,960.0
Shareholders’ Equity	$1,175.5	$1,170.7	$1,225.4	$1,244.2	$1,223.5
Recourse Leverage (b)	3.3	3.3	3.1	3.2	3.2
 _________

(a)	Includes on- and off-balance-sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.

(b)	Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets (Including Off-Balance-Sheet Assets), Excluding Cash:
Total Assets	$5,792.9	$5,917.9	$6,125.1	$6,055.4	$6,144.7
Less: cash	(172.9)	(257.7)	(458.3)	(263.9)	(348.0)
Add off-balance-sheet assets:
Rail North America	813.7	819.5	843.6	863.5	797.3
ASC	—	23.3	22.2	21.0	19.9
Portfolio Management	0.8	—	—	—	—
Total Assets, Excluding Cash	$6,434.5	$6,503.0	$6,532.6	$6,676.0	$6,613.9

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013
Rail North America Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average renewal lease rate change	19.2%	23.9%	26.4%	32.3%	30.8%
Average renewal term (months)	55	59	59	65	65
Fleet Rollforward
Beginning balance	109,070	109,116	109,187	109,162	109,551
Cars added	1,223	1,385	858	1,106	988
Cars scrapped	(544)	(591)	(544)	(366)	(810)
Cars sold	(633)	(723)	(339)	(351)	(92)
Ending balance	109,116	109,187	109,162	109,551	109,637
Utilization	98.5%	98.3%	98.2%	97.9%	97.8%
Average active railcars	107,328	107,452	107,224	107,062	106,964
Rail International Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning balance	20,927	21,064	21,209	21,314	21,840
Cars added	304	273	355	650	361
Cars scrapped/sold	(167)	(128)	(250)	(124)	(305)
Ending balance	21,064	21,209	21,314	21,840	21,896
Utilization	96.7%	96.3%	96.6%	95.1%	95.5%
Average active railcars	20,356	20,386	20,490	20,635	20,817
Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	77.3%	78.8%	78.4%	77.7%	78.5%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (c)	(2.5)%	(2.9)%	(2.5)%	(3.1)%	(3.0)%
Year-over-year Change in U.S. Carloadings (chemical) (c)	(1.3)%	(1.2)%	(1.1)%	(0.8)%	(1.5)%
Year-over-year Change in U.S. Carloadings (petroleum) (c)	28.4%	38.2%	42.6%	46.3%	57.2%
Production Backlog at Railcar Manufacturers (d)	60,191	58,674	61,400	60,244	71,704
American Steamship Company Statistics
Total Net Tons Carried (millions)	1.3	9.2	10.4	8.8	1.5
 _________

(a)
Our Lease Price Index ("LPI") is an internally-generated business indicator that measures general lease rate pricing on renewals within our North American railcar fleet. We calculate the index using the weighted average lease rate for a group of railcar types that we believe best represents our overall North American fleet. In addition to our LPI, we use this representative group of North American railcars to calculate an average renewal lease rate change and an average renewal term. The average renewal lease rate change is the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate. The average renewal lease term index is reported in months.  It reflects the average renewal lease term of railcar types in the LPI weighted by fleet composition.

(b)	As reported and revised by the Federal Reserve.

(c)	As reported by the Association of American Railroads (AAR).

(d)	As reported by the Railway Supply Institute (RSI).